UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2012

ADAMA TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-148910

Delaware	98-0552470
(State of Incorporation)	(I.R.S. Employer Identification No.)

c/o Aviram Malik,76/7 Zalman Shazar Street, Hod Hasharon, Israel	45350
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: +972 (544) 655-0341

Copy to:
JSBarkats, PLLC
Attorneys at Law
Attn: Sunny J. Barkats, Esq.,
New York Office 18 East 41st Street, NY, NY 10017
T: 646 502-7001
F: 646 607-5544
Info@JSBarkats.com
www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective July 31, 2012, Adama Technologies Corporation, a Delaware corporation (the “Registrant” or “Adama”) entered into a Binding Letter of Intent (the “LOI”) with Southridge Partners II LP, an institutional investor, for the equity purchase agreement of an amount of up to $7 million (“EPA”).

Pursuant to the equity purchase agreement, Adama has the right, in its sole discretion, to sell to Southridge up to $7 million of its common stock over a 24-month period. The Company will have the right, but is not obligated, to sell stock to Southridge depending on certain conditions as set forth in the equity purchase agreement. The Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.
Exhibit No.	Description
99.1	LOI Agreement between the Registrant and Southridge Partners II LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Adama Technologies Corporation

By:	/s/ Aviram Malik
Name:	Mr. Aviram Malik
Title:	CEO, President and Chairman

Date: August 2, 2012